Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-75622, 33-78537, 333-83237, 333-108805, 333-135145, 333-150694, 333-166828 and 333-188599) of Albemarle Corporation of our report dated June 18, 2013 relating to the financial statements and supplemental schedule of the Albemarle Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

June 18, 2013